UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — November 18, 2010

ACE Limited
(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction)	(State or other jurisdiction)	(I.R.S. Employer of Incorporation
Identification No.)
Baerengasse 32
Zurich, Switzerland CH-8001
(Address of principal executive offices)
Registrant’s telephone number, including area code: +41 (0)43 456 76 00
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 18, 2010, ACE INA Holdings Inc. agreed to sell in a public offering $700 million of 2.60% Senior Notes due 2015. The notes will be fully and unconditionally guaranteed by ACE Limited.
     Attached as Exhibits 1.1 and 1.2 are copies of the underwriting agreement and terms agreement relating to such public offering. Attached as Exhibit 4.1 is the form of the note.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
1.1	Underwriting Agreement, dated as of November 18, 2010, between ACE INA Holdings Inc., ACE Limited and the underwriters named in the related terms agreement

1.2	Terms Agreement, dated as of November 18, 2010, between ACE INA Holdings Inc., ACE Limited and Morgan Stanley & Co. Incorporated, Barclays Capital Inc. and RBS Securities Inc., as representatives of the several underwriters

4.1	Form of 2.60% Senior Notes due 2015

5.1	Opinion of Niederer Kraft & Frey AG

5.2	Opinion of Mayer Brown LLP

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE LIMITED
By:	/s/ Philip V. Bancroft
	Name:	Philip V. Bancroft
	Title:	Chief Financial Officer

DATE: November 23, 2010

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